Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

MuniYield Florida Fund:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88355 of our report dated December 4, 1998 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds -- Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
November 9, 1999